SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 22, 2005
(Date of earliest event reported)

FIRST HORIZON ASSET SECURITIES INC., (as depositor under the Pooling and Servicing Agreement, dated as of March 1, 2, as amended, providing for the issuance of the First Horizon Alternative Mortgage Securities Trust 2005-FA3, Mortgage Pass-Through Certificates, Series 2005-FA3).

FIRST HORIZON ASSET SECURITIES INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-119657	75-2808384
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4000 Horizon Way	75063
Irving, Texas (Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 441-4000

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Reference is hereby made to the Registrant’s Registration Statement on Form S-3 (File No. 333-119657) filed with the Securities and Exchange Commission (the “Commission”) on October 20, 2004 (the “Registration Statement”), pursuant to which the Registrant registered $10,000,000,000 aggregate principal amount of its mortgage pass-through certificates, issuable in various series, for sale in accordance with the provisions of the Securities Act of 1933, as amended. Reference is also hereby made to the Prospectus and the related Prospectus Supplement (collectively, the “Prospectus”), which was filed with the Commission pursuant to Rule 424(b)(5) on March 28, 2005, with respect to the Registrant’s Mortgage Pass-Through Certificates, Series 2005-FA3 (the “Offered Securities”).

The Registrant is filing this Current Report on Form 8-K/A to report an amendment to the Pooling and Servicing Agreement dated as of March 1, 2005 (the “Pooling and Servicing Agreement”) filed as Exhibit 4.1 to that certain Current Report on Form 8-K dated as of March 28, 2005 (the “Amended Current Report”). The Amended Current Report was originally filed with the Commission on April 5, 2005. The Pooling and Servicing Agreement has been amended pursuant to an Amendment No. 1 to Pooling and Servicing Agreement dated as of December 22, 2005, by and among the Registrant, as Depositor, FHHLC, as Master Servicer, and The Bank of New York, as Trustee, a copy of which is filed herewith as Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
4.1	Amendment No. 1 to Pooling and Servicing Agreement dated as of December 22, 2005, by and among the Registrant, as Depositor, FHHLC, as Master Servicer, and The Bank of New York, as Trustee

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant as of the date first written above has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON ASSET SECURITIES INC.

January 6, 2006	By:	/s/ Alfred Chang
Alfred Chang
Vice President

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Amendment No. 1 to Pooling and Servicing Agreement dated as of December 22, 2005, by and among the Registrant, as Depositor, FHHLC, as Master Servicer, and The Bank of New York, as Trustee